SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2004

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       1-11596                       58-1954497
------------------             ----------------              -------------------
 (State or other               (Commission File                 (IRS Employer
 jurisdiction of                    Number)                  Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                 32653
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (352) 373-4200


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

      This Form 8-K/A is being filed to correct the number of shares issuable upon exercise of warrants from 1.2 million shares to 1.6 million shares.

      On March 23, 2004, Perma-Fix Environmental Services, Inc. issued a press release, announcing its closing of a private placement of approximately $10.4 million through the sale of approximately 4.6 million shares of its Common Stock at $2.25 per share and warrants to purchase an additional 1.6 million shares of its Common Stock at an exercise price of $2.92 per share and a term of three years.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   PERMA-FIX ENVIRONMENTAL
                                                   SERVICES, INC.

                                                   By: /s/ Richard T. Kelecy
                                                       -----------------------
                                                       Richard T. Kelecy
Dated: April 2, 2004                                   Chief Financial Officer